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                                                                    EXHIBIT 10.2


                          NHANCEMENT TECHNOLOGIES INC.

                          SHELF REGISTRATION AGREEMENT

         THIS SHELF REGISTRATION AGREEMENT (the "Agreement") is entered into as of the 31st day of October, 2000, by and between NHancement Technologies Inc., a Delaware corporation (the "Company"), and the purchasers of the Company's Series B Preferred Stock listed as the "Investors" on Exhibit A hereto (each an "Investor" and collectively, the "Investors").

                                    RECITALS

         A. The Company and Investors have entered into a Series B Preferred Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which, the Company will issue to the Investors, up to one hundred twenty thousand (120,000) shares of the Company's Series B Preferred Stock (the "Series B Preferred Stock"), which are convertible into shares of Common Stock of the Company (the "Common Stock"). Capitalized terms used in this Agreement and not otherwise defined herein have the same meanings that those terms have in the Purchase Agreement.

         B. The Company agrees that all the Investors will have certain shelf registration rights with respect to the shares of Common Stock that are issued to them upon the conversion of their shares of the Series B Preferred Stock in accordance with the terms of that certain Certificate of Designation with respect to the Company's Series B Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on or about the date hereof (the "Certificate of Designation").

         C. Exhibit A hereto lists (i) the persons who are Investors and (ii) the number of shares of Common Stock that each Investor will receive upon conversion of the shares of Series B Preferred Stock into shares of Common Stock in accordance with the terms of the Certificate of Designation. Exhibit A will be updated by the Company to reflect the current list of Investors and any change in the conversion ratio with respect to the Series B Preferred Stock.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Registration Rights.

         1.1 Certain Definitions.  For purposes of this Agreement:

                  (a) "1933 Act" means the Securities Act of 1933, as amended, or any successor law.

                  (b) "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor law.

                  (c) "Registration Statement" means a registration statement filed with the SEC covering the resale of the Registrable Securities as provided in this Agreement. The



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Registration Statement will be filed on Form S-3. The terms "register,"
"registered," and "registration" refer to the registration effected upon the effectiveness of the Registration Statement under the 1933 Act.

                  (d) "Registrable Securities" means: (i) the shares of Common Stock that are issued to the Investors upon the conversion of the Series B Preferred Stock; and (ii) any shares of Common Stock or any other security that may be issued as a dividend or other distribution (including shares of Common Stock issued in a subdivision and split of Company's outstanding Common Stock) with respect to, or in exchange for or in replacement of, shares of Common Stock described in clause (i) of this Section 1.1(e) or in this clause (ii); excluding in all cases, however, any such shares that are: (w) sold under any registration under the 1933 Act other than pursuant to the Registration Statement; (x) sold by a person in a transaction in which rights under this Agreement are not assigned in accordance with the terms of this Agreement; (y) sold pursuant to the Registration Statement; or (z) sold pursuant to Rule 144 promulgated under the 1933 Act. Except as provided in clause (ii) of the first sentence of this
Section 1.1(e), without limitation, the term "Registrable Securities" does not include any shares of Common Stock held by the Investors that were not issued pursuant the conversion of Series B Preferred Stock sold pursuant to the Purchase Agreement.

                  (e) "Holder" means the Investor who is the original holder of any Registrable Securities or any assignee of record of any Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with the provisions of this Agreement.

                  (f) "SEC" or "Commission" means the Securities and Exchange Commission.

                  (g) "Form S-3" means a Form S-3 registration statement under the 1933 Act, as applicable, or any successor registration statement form under the 1933 Act subsequently adopted by the SEC which permits registration as provided herein.

                  (h) "Rule 415" means Rule 415 under the 1933 Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         1.2 Shelf Registration.

                  (a) Filing and Registration Period. As soon as practicable after the date hereof, the Company shall prepare and file with the SEC the Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the then outstanding Registrable Securities (the "Shelf Registration"). The Company shall use its best efforts to have such Shelf Registration declared effective thirty (30) days following the filing and to keep the Shelf Registration continuously effective until the earlier of (i) the date on which all of the Registrable Securities are sold by the Investors, or
(ii) two (2) years following the effective date of the Shelf Registration, except as provided otherwise herein (the period during which the Registration is to remain effective is referred to herein as the "Registration Period"). The Company shall have no duty or obligation to keep the Shelf Registration effective after the expiration of the Registration Period.

                  (b) Supplements and Amendments. Subject to the provisions of
Section 1.2(f), the Company shall supplement and amend the Shelf Registration if, as and when



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required by the 1933 Act, the rules and regulations promulgated thereunder or the rules, regulations or instructions applicable to the registration form used by Company for such Shelf Registration.

                  (c) Timing and Manner of Sales. Any sale of Registrable Securities pursuant to a registration hereunder may be made (i) only during a "Permitted Window" (as defined in Section 1.2(f) below) and (ii) only in accordance with a method of distribution described in the Registration Statement and specified by the Holders in their Notice of Resale (as defined below). Subject to Section 2 hereof and Section 3 of the Purchase Agreement, a Holder may also sell Registrable Securities in a bona fide private offering if the offer and sale are exempt under the 1933 Act and applicable state securities laws, provided that such Holder will, at Company's request, furnish Company a written opinion of counsel, reasonably satisfactory to counsel to Company, to the effect that such offer and sale are so exempt.

                  (d) No Underwritings. No sale of Registrable Securities under any registration statement pursuant to this Agreement may be affected pursuant to any underwritten offering without Company's prior written consent, which may be withheld in its sole and absolute discretion.

                  (e) Notice of Resale. Before a Holder may make any sale, transfer or other disposition of any Registrable Securities during the Registration Period, such Holder must first give written notice to Company (a "Notice of Resale") of such Holder's present intention to sell, transfer or otherwise dispose of some or all of such Holder's Registrable Securities, and the number of Registrable Securities such Holder proposes to sell, transfer or otherwise dispose of. In addition, a Notice of Resale shall contain the information required to be included therein under Section 1.2(c) and shall provide the Holder's facsimile number.

                  (f) Permitted Window; Sale Procedures.

                           (i) A "Permitted Window" is a period of twenty (20)
consecutive calendar days commencing upon Company's written notification to the Investors (as required in Section 1.2(f)(ii) below) in response to a Notice of Resale that the prospectus relating to the Registration Statement is available to be used for resales of Registrable Securities pursuant to the Shelf Registration, except that, if Company fails to give the Two-Day Notice or the Five-Day Notice (as defined below) within the time periods required in Section 1.2(f)(ii), then the Permitted Window will commence on the first business day immediately following the date by which Company was required in that section to give such Two-Day Notice or Five-Day Notice, as applicable.

                           (ii) Upon receipt of each Notice of Resale, Company
will give written notice (the "Two-Day Notice") to the Holder or Holders who gave such Notice of Resale (such Two-Day Notice shall be sent by facsimile if the Holder has provided a facsimile number to Company) as soon as practicable, but in no event more than two (2) business days after Company's receipt of such Notice of Resale, either: (A) that the prospectus relating to the Registration Statement is current and that the Permitted Window will commence on the business day immediately following the date of such Two-Day Notice; or (B) that Company considers it necessary, to make an appropriate filing under the 1934 Act so as to cause the prospectus to



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become current, in which event Company will, within five (5) business days after the Two-Day Notice was given, file such 1934 Act filing and give written notice to the Holder or Holders that the prospectus relating to the Registration Statement is current (the "Five-Day Notice") (such Five-Day Notice shall be sent by facsimile if the Holder has provided a facsimile number to Company); or (C) that Company considers it necessary or appropriate under the 1933 Act and the regulations thereunder to amend the Registration Statement in order to cause the prospectus to be current. In the event that Company determines that an amendment to the Registration Statement is necessary as provided above, it will file such amendment within fifteen (15) days and will use its best efforts to cause the amendment to become effective as soon as practicable; whereupon Company will notify the Investors that the Permitted Window will then commence.

                           (iii) Company shall not be obligated to keep the
registration statement for the Shelf Registration current during any period other than a Permitted Window. The Holders may elect to withdraw a request for registration pursuant to a Notice of Resale; provided, however, that if Company has commenced preparation of any supplement or amendment to the registration statement or any part thereof in response to such Notice of Resale prior to receiving written notice from the Holders' of the withdrawal of their request for registration, then the Holders will promptly reimburse Company for its actual costs and expenses incurred in preparing such supplement or amendment.

         1.3 Limitations. Notwithstanding the provisions of Section 1.2 above, if Company shall furnish to the Holders a certificate signed by the President or Chief Financial Officer of Company stating that, in the good faith judgment of the Board of Directors of Company, the existence of a material development or potential material development involving Company which Company would be obligated to disclose in the prospectus contained in the Shelf Registration, which disclosure would, in the good faith judgment of the Board of Directors of Company, be premature and would have a material adverse affect upon Company and its stockholders, then Company will have the right to interrupt or defer a Permitted Window until such disclosure would no longer have such effect (but in no event for longer than sixty (60) days after receipt of a Notice of Resale from the Holder or Holders pursuant to this Section 1.2); provided, however, that (a) the aggregate of all periods of interruptions or postponements by Company under this Section 1.3 or under Section 1.6(d) will not exceed ninety
(90) days, and (b) the Registration Period will be extended by a period of time equal to the aggregate of all such periods of postponement or interruption by Company.

         1.4 Shares Otherwise Eligible for Resale. Company shall not be obligated to effect or continue to keep effective any such registration of Registrable Securities held by any particular Holder after expiration or termination of the Registration Period.

         1.5 Expenses. Company shall pay all expenses incurred in connection with the Shelf Registration (excluding brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers', legal and accounting fees. Any fees and disbursements of counsel for the selling Holders, other than counsel for the Company, shall be borne pro rata by the selling Holders.



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         1.6 Obligations of Company. Subject to Sections 1.2, 1.3 and 1.4 above, when required to effect the registration of any Registrable Securities under the terms of this Agreement, Company will, as expeditiously as reasonably possible:

                  (a) furnish to the Holders (i) such number of copies of a prospectus (including a preliminary prospectus and including amendments or supplements to the prospectus) that complies with the requirements of the 1933 Act and (ii) such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

                  (b) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

                  (c) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders, provided, that Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction unless Company is already so qualified or subject to service of process, respectively, in such jurisdiction;

                  (d) if at any time during the Registration Period the Chief Executive Officer of Chief Financial Officer knows of the happening of an event that is required to be disclosed in the prospectus before it is delivered under the 1933 Act in connection with the sale of Registrable Securities in accordance with this Agreement, Company will promptly notify the Holders who are entitled hereunder to sell their Registrable Securities during such Permitted Window that the prospectus may not be used for such sales until it is supplemented or amended, and Company shall forthwith supplement or amend the prospectus as provided in (and subject to the requirements of) Sections 1.2(f)(ii) and (iii) or interrupt the Permitted Window as provided in (and subject to the requirements of) Section 1.3; and

                  (e) provide a transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and a CUSIP number for all such Registrable Securities and cause the Registrable Securities to be listed on the Nasdaq Small Cap Market upon notice of issuance, in each case not later than the Date of Effectiveness.

         1.7 Furnish Information; Delivery of Prospectus. It shall be a condition precedent to the obligations of Company to take any action pursuant to this Agreement that the selling Holders will furnish to Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such Registrable Securities as shall be required to timely effect the registration of their Registrable Securities. Each selling Holder will make timely delivery of the prospectus relating to the Registration Statement as required under the 1933 Act for sales under the Registration Statement.



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         1.8 Delay of Registration. No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         1.9 Indemnification.

                  (a) By Company. To the extent permitted by law, Company will indemnify, defend and hold harmless each Holder against any losses, claims, damages, or liabilities (joint or several) to which such Holder may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                           (i) any untrue statement or alleged untrue statement
of a material fact contained in a registration statement filed by Company pursuant to this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                           (ii) the omission or alleged omission to state in
such registration statement, preliminary prospectus or final prospectus or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                           (iii) any violation or alleged violation by Company
of the 1933 Act, the 1934 Act, any U.S. federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any U.S. federal or state securities law in connection with the offering covered by such registration statement;

and Company will reimburse such Holder for any legal or other expenses reasonably incurred by such Holder in connection with investigating or defending against any such loss, claim, damage, liability or action, as incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Company (which consent shall not be unreasonably withheld), nor shall Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration.

                           (b) By Selling Holders. To the extent permitted by
law, each selling Holder will indemnify and hold harmless Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls Company within the meaning of the 1933 Act, any underwriter and any other Holder selling securities under such registration statement, against any losses, claims, damages or liabilities (joint or several) to which Company or any such director, officer, controlling person, underwriter or other such Holder may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in



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reliance upon and in conformity with written information furnished by such
Holder expressly for use in connection with such registration; and each such Holder will reimburse Company or any such director, officer, controlling person, underwriter or other Holder for any legal or other expenses reasonably incurred by Company or any such director, officer, controlling person, underwriter or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying Holder, which consent shall not be unreasonably withheld; and provided further that the total amounts payable in indemnity by a Holder under this subsection 1.9(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                  (c) Notice. Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification or contribution in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and, if the indemnifying party is Company, Company shall have the right and obligation to control the defense of such action; provided, however, that: (i) indemnified party or parties shall have the right to participate at their own expense in the defense thereof, and, to the extent agreed in writing with the indemnifying party and any other indemnifying party similarly noticed, to assume the defense thereof, with counsel mutually satisfactory to the parties (except that Company will have the right to assume such defense if it, or any of its officers, directors, or controlling persons, is indemnified by the selling Holders); and (iii) and indemnified party shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of an indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                  (d) Contribution. In order to provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either
(i) any Holder exercising rights under this Agreement makes a claim for indemnification pursuant to this Section 1.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.9 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any such selling Holder in circumstances for which indemnification is provided under this Section 1.9; then, and in each such case, Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the



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portion represented by the percentage that the public offering price of its
Registrable Securities offered by and sold by such Holder under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (e) Survival. The obligations of Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in the Registration Statement.

         1.10 Duration and Termination of Company's Obligations. Company will have no obligations pursuant to Section 1.2 of this Agreement with respect to any Notice of Resale or other request or requests for registration (or inclusion in a registration) made by any Holder or to maintain or continue to keep effective any registration or registration statement pursuant hereto: (a) after the expiration or termination of the Registration Period, (b) if all Registrable Securities have been registered and sold pursuant to registrations effected pursuant to this Agreement and/or have been transferred in transactions in which registration rights hereunder have not been assigned in accordance with this Agreement or (c) if Company is acquired and (i) its Common Stock ceases to be publicly traded and (ii) in such acquisition of Company the Holders receive, in exchange for the Registrable Securities then held by them, cash and/or securities that are registered under the 1933 Act or that may be traded without restriction on transfer imposed by 1933 Act (other than the restrictions on transfer under paragraphs (c), (e), (f) and (g) of Rule 144 promulgated under the 1933 Act).

2. Assignment.

         The rights of a Holder under this Agreement may be assigned only with Company's express prior written consent, which consent shall not be unreasonably withheld; provided, however, that the rights of a Holder under this Agreement may be assigned without Company's express prior written consent: (a) to a Permitted Assignee (as defined below); or (b) (if applicable) by will or by the laws of intestacy, descent or distribution, provided that the assignee agrees in writing to be bound by all the obligations of the Holders under this Agreement. Any attempt to assign any rights of a Holder under this Agreement without Company's express prior written consent in a situation in which such consent is required by this Section shall be null and void and without effect. Subject to the foregoing restrictions, all rights, covenants and agreements in this Agreement by or on behalf of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto. Each of the following parties are "Permitted Assignees" for purposes of this Section: (a) a trust whose beneficiaries consist solely of a Holder and such Holder's immediate family; and (b) the personal representative, custodian or conservator of a Holder, in the case of the death, bankruptcy or adjudication of incompetency of that Holder.



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3. "Market Stand-Off" Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the Company, during the period beginning the date hereof and ending on the date two hundred seventy (270) days later (the "Lock-up Period"), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Series B Preferred Stock o any Common Stock issuable upon the conversion thereof, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Series B Preferred Stock, or Common Stock issuable upon the conversion thereof, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Series B Preferred Stock, Common Stock or such other securities, in cash or otherwise. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such Lock-up Period. Notwithstanding the foregoing, for every $5.00 increment that the closing price per share of the Common Stock of the Company as reported on the Nasdaq Small Cap Market exceeds $15.00, 25% of the Registrable Securities shall no longer be subject to the terms of this Section
3. Notwithstanding the foregoing, the Company and certain Investors may enter into side letter agreements that provide for a longer Lock-up Period.

4. Covenant of Investors. For so long as a Holder owns any of the shares of the Series B Preferred Stock or the Common Stock issuable upon conversion thereof, neither the Holder nor any of its affiliates will be in a net short position with regard to the Common Stock of the Company in any accounts directly or indirectly owned or controlled by the Holder. In the event that an Holder or any of its affiliates engages in a short transaction with regard to the Common Stock during any time that the Holder owns any of the Series B Preferred Stock or the Common Stock issuable upon conversion thereof, or otherwise is in a net short position regarding the same, Holder hereby agrees to forfeit to the Company (i) any and all profits generated from such transaction or position, and (ii) any and all Series B Preferred Stock and/or the Common Stock issuable upon conversion thereof. Each Holder hereto further agrees to execute a (y) "No-Short" affidavit at each and every conversion of the Common Stock, and (z) any other document reasonably requested by the Company to give effect to this
Section 4.

5. Restrictive Legends. Each certificate representing the Registrable Securities and any other securities issued in respect of the Registrable Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with appropriate restrictive legends. Each Investor and/or Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Preferred Stock or the Common Stock issuable upon the conversion thereof in order to implement the restrictions on transfer established in this Agreement.

6. General Provisions.

         6.1 Notices. Unless otherwise provided, all notices, instructions and other communications required or permitted to be given hereunder or necessary or convenient in connection herewith must be in writing and shall be deemed delivered (i) when personally served or when delivered by telex or facsimile (to the telex or facsimile number of the person to whom



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the notice is given), (ii) the first business day following the date of deposit with an overnight courier service or (iii) on the earlier of actual receipt or the third business day following the date on which the notice is deposited in the United States mail, first class certified, postage prepaid, addressed as follows: (a) if to Company, at 6663 Owens Drive, Pleasanton, California 94588; and (b) if to an Investor, at such Investors respective address as set forth on Exhibit A hereto. Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder.

         6.2 Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

         6.3 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Company and Holders of a majority of all Registrable Securities then outstanding; provided, however, that in the event of a subsequent closing, as provided in Section 1.2(c) of the Purchase Agreement, the Company may amend Exhibit A and add new parties to this Agreement without such consent. Any amendment of waiver effected in accordance with this Section 6.3 shall be binding upon each Holder, each permitted successor or assignee of such Holder and Company.

         6.4 Governing Law. This Agreement will be governed by and construed exclusively in accordance with the internal laws of the State of California, as applied to agreements among Delaware residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

         6.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) will be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded will be enforceable in accordance with its terms.

         6.6 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

         6.7 Captions. The headings and captions to sections of this Agreement have been inserted for identification and reference purposes only and will not be used to construe or interpret this Agreement.

         6.8 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.



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         IN WITNESS WHEREOF, the foregoing agreement is hereby executed as of the date first above written.


THE COMPANY:

NHANCEMENT TECHNOLOGIES INC.

By:
    -------------------------------

Its:
    -------------------------------







               [Signature Page to the NHancement Technologies Inc. Shelf Registration Agreement Dated as of October ___, 2000]



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         IN WITNESS WHEREOF, the foregoing agreement is hereby executed as of the date first above written.



INVESTOR(S) (INDIVIDUAL)               INVESTOR (ENTITY)



---------------------------------      -----------------------------------------
Signature                              (Name of Corporation or Other Entity)



---------------------------------      -----------------------------------------
Type/Print Name of Individual          By:
Investor (Specify "as joint            Signature of Authorized Officer, Trustee
tenant," as trustee," etc. if          or Partner
applicable)


---------------------------------      -----------------------------------------
Signature of Joint Investor            Title




---------------------------------
Type/Print Name of Individual
Investor (Specify "as joint
tenant," as trustee," etc. if
applicable)


---------------------------------      -----------------------------------------
Tax Identification or Social           Tax Identification Number for Investor
Security Number for Investor(s)



               [Signature Page to the NHancement Technologies Inc. Shelf Registration Agreement Dated as of October ___, 2000]

                                    EXHIBIT A
                                    INVESTORS